EXHIBIT 4.2
                                                                  EXECUTION COPY











                                   $15,000,000
                                CREDIT AGREEMENT
                             Dated as of May 2, 2001
                                      among
                                 ABC-NACO INC.,
                        ING FURMAN SELZ INVESTORS III LP
                                    as Agent
                                       and
                         THE OTHER LENDERS PARTY HERETO





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                                TABLE OF CONTENTS
                                                                        Page No.

ARTICLE  I  DEFINITIONS     2
1.01.     Certain  Defined  Terms.     2
1.02.     Other  Interpretive  Provisions.     13
1.03.     Accounting  Principles.     14
ARTICLE  II  THE  CREDIT     14
2.01.     Amounts  and  Terms  of  Commitments.     14
2.02.     Notes.     14
2.03.     Principal  Payments;  Maturity.     15
2.04.     Interest.     15
2.05.     Fees.     15
2.06.     Payments  by  the  Borrower.     16
ARTICLE  III  TAXES,  YIELD  PROTECTION  AND  ILLEGALITY     16
3.01.     Taxes.     16
3.02.     Certificates  of  Lenders.     17
3.03.     Survival.     17
ARTICLE  IV  CONDITIONS  PRECEDENT     17
4.01.     Conditions  of  Credit  Extensions.     17
ARTICLE  V  REPRESENTATIONS  AND  WARRANTIES     21
5.01.     Corporate  Existence  and  Power.     21
5.02.     Corporate  Authorization;  No  Contravention.     21
5.03.     Governmental  Authorization.     21
5.04.     Binding  Effect.     22
5.05.     Litigation.     22
5.06.     No  Default.     22
5.07.     ERISA  Compliance.     22
5.08.     Use  of  Proceeds;  Margin  Regulations.     23
5.09.     Title  to  Properties.     23
5.10.     Taxes.     23
5.11.     Financial  Condition.     23
5.12.     Environmental  Matters.     24
5.13.     Collateral  Documents.     24
5.14.     Regulated  Entities.     25
5.15.     No  Burdensome  Restrictions.     25
5.16.     Solvency.     25
5.17.     Labor  Relations.     25
5.18.     Copyrights,  Patents,  Trademarks  and  Licenses,  etc.     25
5.19.     Subsidiaries.     26
5.20.     Insurance.     26
5.21.     Subordination  Provisions.     26
5.22.     Broker's  Fees.     26
5.23.     Full  Disclosure.     26
ARTICLE  VI  AFFIRMATIVE  COVENANTS     27
6.01.     Financial  Statements.     27
6.02.     Certificates;  Other  Information.     27
6.03.     Notices.     28
6.04.     Preservation  of  Corporate  Existence,  Etc.     29
6.05.     Maintenance  of  Property.     29
6.06.     Insurance.     29
6.07.     Payment  of  Obligations.     30
6.08.     Compliance  with  Laws.     30
6.09.     Compliance  with  ERISA.     30
6.10.     Inspection  of  Property  and  Books  and  Records.     31
6.11.     Environmental  Laws.     31
6.12.     Use  of  Proceeds.     31
6.13.     Solvency.     31
6.14.     Further  Assurances.     32
6.15.     Foreign  Subsidiaries  Security.     32
6.16.     Repayment  of  Loans.     33
ARTICLE  VII  NEGATIVE  COVENANTS     33
7.01.     Loans  and  Investments.     33
7.02.     Transactions  with  Affiliates.     33
7.03.     Use  of  Proceeds.     34
7.04.     Restricted  Payments.     34
7.05.     ERISA.     34
7.06.     Change  in  Business.     35
7.07.     Subordinated  Debt.     35
ARTICLE  VIII  EVENTS  OF  DEFAULT     35
8.01.     Event  of  Default.     35
8.02.     Remedies.     37
8.03.     Rights  Not  Exclusive.     38
ARTICLE  IX  THE  AGENT     38
9.01.     Appointment  and  Authorization;  "Agent".     38
9.02.     Delegation  of  Duties.     38
9.03.     Liability  of  Agent.     38
9.04.     Reliance  by  Agent.     39
9.05.     Notice  of  Default.     39
9.06.     Credit  Decision.     40
9.07.     Indemnification  of  Agent.     40
9.08.     Agent  in  Individual  Capacity.     40
9.09.     Successor  Agent.     41
9.10.     Withholding  Tax     41
9.11.     Collateral  Matters     42
ARTICLE  X  MISCELLANEOUS     43
10.01.     Amendments  and  Waivers.     43
10.02.     Notices.     44
10.03.     No  Waiver;  Cumulative  Remedies.     45
10.04.     Costs  and  Expenses.     45
10.05.     Borrower  Indemnification.     45
10.06.     Payments  Set  Aside.     46
10.07.     Successors  and  Assigns.     46
10.08.     Assignments,  Participations,  etc.     46
10.09.     Confidentiality.     47
10.10.     Set-off.     47
10.11.     Notification  of  Addresses,  Lending  Offices,  Etc.     48
10.12.     Counterparts.     48
10.13.     Severability.     48
10.14.     No  Third  Parties  Benefited.     48
10.15.     Governing  Law  and  Jurisdiction.     48
10.16.     Waiver  of  Jury  Trial.     49
10.17.     Entire  Agreement.     49
10.18.     Effectiveness.     49

SCHEDULES
Schedule  2.01            Commitments
Schedule  5.11(a)(ii)     Exceptions  to  Financial  Statements
Schedule  5.11(a)(iii)    Permitted  Liabilities
Schedule  5.12            Environmental  Liabilities
Schedule  5.19            Subsidiaries  and  Minority  Interests
Schedule  7.01            Existing  Investments
Schedule  10.02           Addresses  for  Notices
EXHIBITS
Exhibit  A     Form  of  Term  Loan  Promissory  Note
Exhibit  B     Form  of  Legal  Opinion  of  Borrower's  Counsel
Exhibit  C     Form  of  Assignment  and  Acceptance


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     -  50  -



                                CREDIT AGREEMENT
     This CREDIT AGREEMENT is entered into as of May 2, 2001 among ABC-NACO Inc., a Delaware corporation (the "Borrower"), ING Furman Selz Investors III LP, a Delaware limited partnership ("FSI III LP" and as agent for the Lenders, the "Agent"), ING Barings U.S. Leveraged Equity Plan LLC, a Delaware limited liability company, ING Barings Global Leveraged Equity Plan Ltd., a Bermuda corporation, Furman Selz Investors II LP, a Delaware limited partnership, FS Employee Investors LLC, a Delaware limited liability company and FS Parallel Fund LP, a Delaware limited partnership (collectively, the "Lenders"; individually, a "Lender").

WHEREAS, the Borrower, ABC-NACO Latino America, S.A. de C.V. (formerly known as ABC-NACO de Mexico, S.A. de C.V.), a Mexican corporation (the "Mexican
Borrower"), Dominion Castings Limited, an Ontario corporation (the "Canadian Borrower" and, together with the Borrower and the Mexican Borrower the "NACO Borrowers"), the financial institutions named as signatories thereto (collectively, the "Financial Institutions") and Bank of America, N.A. (as successor to Bank of America National Trust and Savings Association) in its capacities as agent and collateral agent for the Financial Institutions (the "Financial Institutions Agent") are parties to that certain Fourth Amended and Restated Credit Agreement dated as of the date hereof among such parties (the "B of A Credit Agreement");

WHEREAS, Matrix Metals LLC, a Delaware limited liability company ("Matrix"), entered into an Asset Purchase Agreement dated as of April 17, 2001 (the "Asset Purchase Agreement") among the Borrower, NACO, Inc., a Delaware corporation, National Castings, Inc., a Delaware corporation, BuyMetalCastings, Inc., a Delaware corporation, National Engineered Products Company, Inc., an Iowa corporation, and Matrix providing for the purchase of certain assets by Matrix from the parties thereto, which purchase will be made on the date hereof;

WHEREAS, the Borrower intends to request certain amendments from U.S. Bank National Association as trustee under the Indenture dated as of January 15, 1997, pursuant to which the Borrower has issued its 10 % Senior Subordinated Notes, Series A, due 2004, in the original principal amount of $50,000,000 and its 10 % Senior Subordinated Notes, Series B, due 2004, in the original principal amount of $25,000,000 with respect to the Borrower's obligations thereunder and the transactions contemplated hereby; and

WHEREAS, pursuant to and in accordance with and subject to the terms and conditions contained in the Preferred Stock and Common Stock Warrant Purchase Agreement dated as of April 17, 2001, among the Borrower, the Lenders and the other parties thereto (the "Stock Purchase Agreement"), the Lenders have agreed that following the consummation of the transactions contemplated by this Credit Agreement on the terms and conditions set forth herein (the "Financing"), the Lenders will agree to purchase certain equity securities of the Borrower and the proceeds of such securities will be used to repay the Financing subject to the terms and conditions set forth therein; and

WHEREAS, the Borrower has requested the Lenders to provide certain credit facilities to the Borrower in order to pay fees and expenses incurred in connection with the transactions contemplated hereunder and to finance the Borrower's and its Subsidiaries' working capital requirements and other general corporate purposes;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE  I

DEFINITIONS

1.01. Certain  Defined  Terms.  The following terms have the following meanings:

"Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.

"Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

"Agent" means ING Furman Selz Investors III LP in its capacity as agent for the Lenders hereunder, and any successor agent arising under Section 9.09. "Agent-Related Persons" means the Agent and any successor agent arising under
Section 9.09, together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

"Agent's  Payment  Office"  means the address for payments set forth on Schedule
10.02  or  such  other  address  as  the  Agent  may  from time to time specify.

"Agreement" means this Credit Agreement, as the same may at any time be amended, supplemented or otherwise modified in accordance with the terms hereof and in effect.

"Assignee"  has  the  meaning  specified  in  Section  10.08(a).

"Attorney Costs" means and includes all reasonable and customary fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

"Banking Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close

"Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. 101, et seq.).

"B of A Credit Agreement" has the meaning set forth in the Introduction to this Agreement.

"Borrower"  means  ABC - NACO  Inc.,  a  Delaware  corporation.

"Borrowing" means the borrowing hereunder consisting of Term Loans made to the Borrower on the same day by the Lenders under Article II.

"Borrowing  Date"  means  the  date  on which the Borrowing occurs under Section
2.01.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

"Capital Lease" has the meaning specified in the definition of "Capital Lease Obligations."

"Capital Lease Obligations" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

"Cash  Equivalents"  means:

(a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

(b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a term of not more than six months, issued by any Lender, or by any U.S. commercial bank having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-1 by S&P and P-1 by Moody's; and

(c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's and in either case having a tenor of not more than three months.

"Change of Control" means (a) any Person or any two or more Persons acting in concert (in any such case, excluding the Lenders) acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of capital stock of the Borrower (or other securities convertible into such capital stock) representing 40% or more of the combined voting power of all capital stock of the Borrower entitled to vote in the election of directors, other than capital stock having such power only by reason of the happening of a contingency or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Borrower's board of directors (together with any new directors whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reasons other than death or disability to constitute a majority of the directors then in office.]

"Closing  Date"  means  the  date on which all conditions precedent set forth in
Section  4.01  are  satisfied  or  waived  by  all  Lenders.

"Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

"Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Credit Party in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Collateral Agent on behalf of the Lenders, whether under this Agreement or under any other documents executed by any such Persons and delivered to the Collateral Agent.

"Collateral Agent" means the Agent acting in its capacity as Collateral Agent pursuant to the Collateral Documents.

"Collateral  Documents"  means,  collectively,  (a)  the Security Agreement, the
Subsidiary Guaranty, the Pledge Agreement, the Intellectual Property Assignments, the Mortgages and all other security agreements, patent and trademark assignments, guarantees and other similar agreements between the Borrower or its Subsidiaries and the Lenders or the Collateral Agent for the benefit of the Guaranteed Creditors, now or hereafter delivered to the Lenders or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Borrower or any Subsidiaries or any Guarantor as debtor in favor of the Lenders or the Collateral Agent for the benefit of the Guaranteed Creditors as secured party and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

"Commitment"  has  the  meaning  specified  in  Section  2.01.

"Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety
Instrument (other than any letter of credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

"Credit  Extension"  means  the  making  of  the  Term  Loans  hereunder.

"Credit  Party"  means  each  Borrower  and  each  Guarantor.

"Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

"Designated Non-Core Assets" means those assets, properties and/or subsidiaries which the Agent and the Majority Lenders determine constitute non-core assets of the Borrower or any of its Subsidiaries.

"Dollars",  "dollars"  and  "$"  each  mean  lawful  money of the United States.

"Domestic Subsidiary" means each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof.

"Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), investigation, cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placements, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placements, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any property, whether or not owned by the Borrower or any Subsidiary or taken as collateral, or in connection with any operations of the Borrower.

"Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act and the Ley General del Equilibrio Ecologico y la Proteccion al Ambiente.

"Environmental  Permits"  has  the  meaning  specified  in  Section  5.12(b).

"ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability to the PBGC under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

"Event of Default" means any of the events or circumstances specified in Section 8.01.

"Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

"Fee  Letter"  has  the  meaning  specified  in  Section  2.05.

"Fiscal Quarter" means each of the quarterly periods ending on March 31, June 30, September 30 and December 31 of each fiscal year.

"Foreign Subsidiary" means each Subsidiary of the Borrower that is not a Domestic Subsidiary.

"Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.01.

"GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"Guaranteed  Creditors"  shall  mean  and  include  Agent  and  the  Lenders.

"Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to the Borrower or otherwise) on each Note issued by the Borrower to each Lender, and Loans made under this Agreement to the Borrower, together with all other Obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Documents and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by the Borrower.

"Guarantor"  means  each  Domestic  Subsidiary  of  the  Borrower.

"Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

"Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability or a standard of conduct under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste.

"Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments and all letters of credit; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;
(e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

"Indemnified  Liabilities"  has  the  meaning  specified  in  Section  10.05.

"Indemnified  Person"  has  the  meaning  specified  in  Section  10.05.

"Independent  Auditor"  has  the  meaning  specified  in  Section  6.01(a).

"Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

"Intellectual Property Assignments" means, collectively, those certain Patent Agreements and Trademark Agreements duly executed and delivered by the Borrower and any Guarantors in favor of the Collateral Agent, for the benefit of itself and the Guaranteed Creditors, as the same may be amended, supplemented or otherwise modified from time to time.

"Interest  Payment  Date"  has  the  meaning  specified  in  Section  2.04(c).

"Investments"  has  the  meaning  specified  in  Section  7.01.

"IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

"joint venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

"Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

"Loan" means an extension of credit by a Lender to the Borrower under Article II, collectively referred to as the "Loans."

"Loan Documents" means this Agreement, any Note, the Fee Letter, the Collateral Documents and all other documents delivered to the Agent or any Lender in connection herewith.

"Majority Lenders" means, at any time, Lenders then holding in excess of 50% of the then aggregate unpaid principal amount of the Loans, or if no Loans are outstanding, Lenders then having in excess of 50% of the aggregate amount of the Commitments.

"Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, performance, assets, liabilities (contingent or otherwise), value, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment on the ability of the Borrower or any Subsidiary to perform under any Loan Document and to avoid any Event of Default;
(c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document; or
(d) a material adverse effect on the rights and remedies of the Lenders under this Agreement or the other Loan Documents.

"Moody's"  means  Moody's  Investors  Service,  Inc.

"Mortgages" means the mortgages, deeds of trust, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 4.01(e).

"Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

"Note" means a promissory note executed by the Borrower in favor of a Lender pursuant to Section 2.02(b), in substantially the form of Exhibit A, as applicable.

"Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by any Credit Party to any Lender, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

"Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

"Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

"PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

"Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

"Permitted  Liens"  has  the  meaning  specified in the B of A Credit Agreement.

"Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

"Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

"Pledge Agreements" means, collectively, that certain Pledge Agreement, duly executed and delivered by each of the Borrower and the Guarantors pledging the stock of its Subsidiaries to the Collateral Agent, for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

"Pledged  Collateral"  has  the  meaning  specified  in  the  Pledge  Agreement.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

"Pro Rata Share" means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the combined Commitments of all Lenders, or, if the Commitments have been terminated, such Lender's outstanding Term Loans divided by the combined outstanding Term Loans of the Lenders.

"Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

"Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

"Responsible Officer" means the chief executive officer, the president, the executive vice president-treasury, corporate development and secretary, the executive vice president and chief administrative officer or the corporate treasurer of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the vice president and chief accounting officer or the corporate treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

"S&P" means Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc. or any successor thereto.

"Same  Day  Funds"  means  immediately  available  funds.

"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

"Security Agreement" means that certain Security Agreement, duly executed and delivered by Borrower in favor of the Collateral Agent, for the benefit of itself and the Guaranteed Creditors, as the same may be amended, supplemented or otherwise modified from time to time.

"Series B Preferred Stock" means the Borrower's Series B Cumulative Convertible Preferred Stock.

"Series B-1 Preferred Stock" means the Borrower's Series B Cumulative Convertible Participating Preferred Stock.

"Series B Exchange Agreement" that certain Exchange Agreement dated as of April 17, 2001 among the Borrower and the holders of Series B Preferred Stock.

"Solvent" means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with GAAP and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted. "Solvency" shall have a correlative meaning.

"Subordinated Debt" means up to $100 million of indebtedness incurred pursuant to that certain Indenture dated as of January 15, 1997 between Borrower and U.S. Bank National Association, as Trustee, as supplemented prior to the date hereof, including those certain 10 % Senior Subordinated Notes, Series A, due 2004, in the original principal amount of $50 million and those certain 10 % Senior Subordinated Notes, Series B, due 2004, in the initial principal amount of $25 million.

"Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

"Subsidiary Guaranty" means that certain Guaranty, dated as of the date hereof, duly executed and delivered by the Guarantors in favor of the Agent, on behalf of the Guaranteed Creditors, as the same may be amended, supplemented or otherwise modified from time to time.

"Surety Instruments" means all letters of credit (including standby and documentary), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

"Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

"Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or does business.

"Term  Loan"  and "Term Loans" each have the meanings specified in Section 2.01.

"Term Loan Maturity Date" means the earlier of (i) 350 days after the Closing Date and (ii) the day of the purchase by the Lenders of the securities as contemplated by the Stock Purchase Agreement.

"Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

"Uniform Commercial Code" means the Uniform Commercial Code, as in effect from time to time in the relevant jurisdiction.

"United  States"  and  "U.S."  each  means  the  United  States  of  America.

"Wholly-Owned Subsidiary" means any corporation, association, partnership, limited liability company, joint venture or other business entity in which (other than directors' qualifying shares required by law) 100% of the equity interests of each class having ordinary voting power, and 100% of the equity interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

1.02.          Other  Interpretive  Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)          (i)     The  term  "documents"  includes  any  and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.
(i)          Hidden  style

(ii) The term "including" is not limiting and means "including without limitation."

(iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

(iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

(d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

(g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or the Lenders' involvement in their preparation.

1.03.          Accounting  Principles.

(a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied in accordance with past practices.

(b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

ARTICLE  II

THE  CREDIT

2.01. Amounts and Terms of Commitments. Each Lender hereby severally and not jointly agrees, on the terms and conditions set forth herein, to make a term loan to the Borrower (each such loan a "Term Loan" and collectively the "Term Loans") on the Closing Date denominated in Dollars in an aggregate principal Dollar amount set forth opposite such Lender's name on Schedule 2.01 (such amount, the Lender's "Commitment").

2.02.          Notes.

The Term Loan made by each Lender shall be evidenced by the Borrower's promissory notes of even date herewith to each Lender, in substantially the form of Exhibit A (collectively, the "Notes"), each in the principal amount as set forth opposite such Lender's name on Schedule 2.01.

2.03.          Principal  Payments;  Maturity.

The Term Loans shall mature on the Term Loan Maturity Date at which time the Borrower shall pay all outstanding principal on the Term Loans.

2.04.          Interest.

(a) Each Term Loan shall bear interest on the outstanding principal amount thereof from the Closing Date at a rate per annum equal to (i) 7% (based on a 360-day year) for the first 90 days after the Closing Date and (ii) 18% thereafter.

(b) Simultaneously with the payment, as required in Section 2.03, of outstanding principal on the Term Loans, the Borrower shall issue promissory notes of even date therewith to each Lender, in form reasonably satisfactory to the Lenders (collectively the "Interest Notes"), each in a principal amount equal to the accrued and unpaid interest then due to such Lender pursuant to
Section  2.04(a).

(c) The Interest Notes shall mature on the earlier of (i) January 6, 2003 and (ii) the date on which all amounts payable under the B of A Credit
Agreement have been paid in full at which time the Borrower shall pay all outstanding principal on the Interest Notes (such earlier date referred to herein as the "Interest Payment Date").

(d) Notwithstanding Section 2.04(a), while any Event of Default exists or after acceleration, each Term Loan shall bear interest, payable on the Interest Payment Date, (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the applicable interest rate otherwise then in effect for such Loans.

(e) Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

2.05. Fees. On the Closing Date, the Borrower shall pay the fees to FS Private Investors III LLC and FS Private Investors LLC as required by the letter agreement ("Fee Letter") between the Borrower and the Lenders dated April 17, 2001.

2.06.          Payments  by  the  Borrower.

(a) All payments to be made by Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Borrower shall be made to each Lender for the account of such Lenders at the Agent's Payment Office and shall be made in Dollars. Such payments shall be made in Same Day Funds, and no later than 11:00 a.m. (New York time) on the date specified herein. Any payment which is received by the a Lender later than 11:00 a.m. (New York time) shall be deemed to have been received by such Lender on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

ARTICLE  III

TAXES,  YIELD  PROTECTION  AND  ILLEGALITY

3.01.          Taxes.

(a) Any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrower shall pay all Further Taxes and Other Taxes.

(b) If the Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

(i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii)          the  Borrower  shall  make  such  deductions  and  withholdings;

(iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv) the Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

(c) The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes, Other Taxes, and Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made on the Interest Payment Date.

(d) Within 30 days after the date of any payment pursuant to this Section by the Borrower of Taxes, Other Taxes or Further Taxes, the Borrower shall furnish to each Lender or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

3.02. Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article III shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be presumed correct and binding on the Borrower in the absence of manifest error.

3.03.          Survival.  The  agreements  and  obligations  of Borrower in this
Article  III  shall  survive  the  payment  of  all  other  Obligations.

ARTICLE  IV

CONDITIONS  PRECEDENT

4.01. Conditions of Credit Extensions. The obligation of each Lender to make its Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the Closing Date the documents described in paragraphs (a) through (n) and (s) below, in form and substance satisfactory to the Agent and, to the extent specified below, each Lender (and in sufficient copies for each Lender), and in addition, the conditions set forth in paragraphs
(o)  through  (r)  shall  have  been  fulfilled:

(a) Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto;

(b) B of A Credit Agreement. The B of A Credit Agreement shall have been amended in accordance with the commitment letter, dated April 17, 2001, entered into by the Financial Institutions and the Borrower (the "Financial Institutions Commitment Letter") and following such execution no default or event of default shall have occurred and be continuing thereunder and the terms of such amendment of the B of A Credit Agreement shall permit Borrower to pay, on the Closing Date, a dividend in the aggregate amount not to exceed $1,139,841 to the holders of its Series B Preferred Stock, provided that the aggregate amount of the Term Loans less such dividend and less the payment of fees and expenses under Section 4.01(l) equals or exceeds $13,000,000.

(c) Subsidiary Guaranty. Each Guarantor shall have duly authorized, executed and delivered the Subsidiary Guaranty.

(d) Pledge Agreements. Each of the Borrower and Guarantors shall have duly authorized, executed and delivered the Pledge Agreement.

(e) Mortgages. Each of the Borrower and Guarantors owning real property located in the State of Illinois or the State of Alabama shall have duly authorized, executed and delivered Mortgages in favor of the Collateral Agent with respect to such real estate.

(f) Asset Purchase Agreement. The acquisition contemplated by the Asset Purchase Agreement shall be completed on or prior to the Closing Date.

(g) Intercreditor Agreement. An intercreditor agreement among the Agent, the Lenders and the Financial Institutions Agent in form and substance acceptable to the Lender and reflecting the terms of the Financial Institutions Commitment Letter shall have been executed by each party thereto.

(h)          Voting  Agreement.  A  voting  agreement  among  the  Borrower,  FS
Private Investments III LLC on behalf of various investment funds which it services as investment manager and the other stockholders of the Borrower parties thereto shall have been executed by the parties thereto and shall remain in full force and effect.

(i)          Resolutions;  Incumbency.

(i) copies of the resolutions of the board of directors of each Credit Party authorizing the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of such Person; and

(ii) a certificate of the Secretary or Assistant Secretary of each Credit Party certifying the names and true signatures of the officers of such Credit Party authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by it hereunder.

(j) Organization Documents; Good Standing. Each of the following documents:

(i) copies of the articles or certificate of incorporation and bylaws of each Credit Party as then in effect, certified by the Secretary or Assistant Secretary of such Person; and

(ii) a good standing certificate for each Credit Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where such Person is qualified to do business as a foreign corporation as of a recent date, together with, to the extent requested by Agent, a bring-down certificate by facsimile.

(k) Legal Opinions. An opinion addressed to the Agent and the Lenders of each of D'Ancona & Pflaum LLC and Mark F. Baggio, senior corporate counsel to the Borrower, substantially in the form of Exhibit B;

(l) Payment of Fees. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable to Agent or the other Lenders on the Closing Date, together with Attorney Costs to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and the Agent); including any such costs, fees and expenses arising under or referenced in Sections 2.05 and 10.04;

(m) Certificate. A certificate signed by a Responsible Officer of Borrower, dated as of the Closing Date, stating that:

(i) the representations and warranties contained in Article V (including the representation set forth in Section 5.16) are true and correct on and as of such date, as though made on and as of such date;

(ii) no Default or Event of Default exists or would result after giving effect to the Credit Extension;

(iii) except as disclosed in writing by the Borrower to the Agent, there has not occurred since December 31, 2000 any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(n) Collateral Documents. As of the Closing Date, the Collateral Documents, executed by the applicable Credit Party, in appropriate form for recording, where necessary, together with:

(i) acknowledgment copies of all UCC-l financing statements filed, registered or recorded to perfect the security interests of the Collateral Agent for the benefit of the Lenders, or other evidence satisfactory to the Agent that there has been or will be filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Collateral Agent for the benefit of the Lenders in accordance with applicable law;

(ii) written advice relating to such Lien and judgment searches as the Collateral Agent shall have requested of the Borrower, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

(iii) all certificates and instruments representing the Pledged Collateral, stock transfer powers executed in blank as the Collateral Agent or the Lenders may specify;

(iv) evidence that all other actions necessary or, in the opinion of the Collateral Agent or the Lenders, desirable to perfect and protect the second priority security interest created by the Collateral Documents have been taken;

(v) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements;

(vi) evidence that the Collateral Agent has been named as a loss payee under all policies of casualty insurance, and as additional insured under all policies of liability insurance;

(vii) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Agent shall be granted a Lien for the benefit of the Lenders, as requested by the Agent or any Lender; and

(viii) evidence that all other actions necessary or, in the opinion of the Collateral Agent or the Lenders, desirable to perfect and protect the second priority Lien created by the Collateral Documents, and to enhance the Collateral Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

(o) Litigation. The absence of any action, suit, investigation, litigation or proceeding pending or, to the Borrower's knowledge, threatened in any court or before any arbitrator or Governmental Authority that, if determined adversely to the Borrower or any Subsidiary, could reasonably be expected to have a (i) Material Adverse Effect or (ii) purports to adversely affect the transactions contemplated hereby;

(p) Due Diligence. Receipt and review, with results satisfactory to the Agent and its counsel, of information regarding various matters relating to the Borrower and its Subsidiaries, including litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management;

(q) Consents. All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Investor) and shall remain in effect (other than any such consents and approvals the absence of which, either individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect); and no law or regulation shall be applicable in the judgment of the Investors that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby;

(r) Other Transactions. No event shall have occurred which makes it likely in the Agent's reasonable judgment that (i) the holders of the Subordinated Debt will not consent to amendments to the Indentures relating thereto which would cure events of default relating to the financial covenants set forth therein and other modifications necessary to permit the transactions contemplated hereby and under the Stock Purchase Agreement, (ii) that Borrower's shareholders will not consent to the transactions relating to Borrower's capital stock contemplated by the Stock Purchase Agreement or (iii) the other conditions set forth in the Stock Purchase Agreement for the purchase of the equity interests will not be timely satisfied.

(s) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Lender may reasonably request.

ARTICLE  V

REPRESENTATIONS  AND  WARRANTIES

     The Borrower (with respect to itself and its Subsidiaries) represents and warrants to the Agent and each Lender that:

5.01.          Corporate  Existence  and  Power.  The  Borrower  and each of its
Subsidiaries:

(a) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

(c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

(d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02. Corporate Authorization; No Contravention. The execution, delivery and performance by such Credit Party of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

(a)          contravene  the  terms  of  any  of  such  Person's  Organization
Documents;

(b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

(c)          violate  any  Requirement  of  Law.

5.03. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Collateral Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of the Agreement or any other Loan Document.

5.04. Binding Effect. This Agreement and each other Loan Document to which any Credit Party is a party constitute the legal, valid and binding obligations of such Credit Party, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

5.05. Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, any of its Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to the Borrower or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

5.06. No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or from the grant or perfection of the Liens of the Agent and the Lenders on the Collateral. As of the Closing Date, neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

5.07.          ERISA  Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)          (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability to the PBGC under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA);
(iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

5.08. Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
6.12  and  Section  7.03.

5.09. Title to Properties. The Borrower and each Subsidiary have good record and marketable title or its equivalent in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

5.10. Taxes. The Borrower and each Subsidiary have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which have been extended or are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

5.11.          Financial  Condition.

(a) The audited annual consolidated financial statements of Borrower and its Subsidiaries dated December 31, 2000 including the related consolidated or combined condensed statements of operations, shareholders' equity and cash flows for the period ended on that date:

(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (subject to ordinary, good faith year-end audit adjustments);

(ii) fairly present, except as specifically disclosed in Schedule 5.11(a)(ii), the financial condition of the Borrower and its consolidated Subsidiaries, and the Borrower and its consolidated Subsidiaries, respectively, as of the date thereof and the respective results of operations for the period covered thereby; and

(iii) except as specifically disclosed in Schedule 5.11(a)(iii), show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries, respectively, as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

(b) Since December 30, 2000, there has been no Material Adverse Effect except as previously disclosed in writing to the Lenders.

5.12.          Environmental  Matters.  Except  as  specifically  disclosed  in
Schedule  5.12:

(a) The on-going operations of the Borrower and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $3,000,000 in the aggregate.

(b) The Borrower and each of its Subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

(c) None of the Borrower, any of its Subsidiaries or any of their respective present Property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

(d) There are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, of the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Borrower and its Subsidiaries in excess of $3,000,000 in the aggregate for all such conditions, circumstances and Properties. In addition,
(i) neither the Borrower nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Borrower and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

5.13.          Collateral  Documents.

(a) The provisions of each of the Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Lenders, a legal, valid and enforceable second priority (subject to Permitted Liens) security interest in all right, title and interest of the applicable Credit Party in the collateral described therein; and financing statements have been delivered to the Collateral Agent on the Closing Date to be filed in the offices in all of the jurisdictions listed in the schedules to the Security Agreement, and each Intellectual Property Assignment has been delivered to the Collateral Agent on the Closing Date to be filed in the U.S. Patent and Trademark Office and the U.S. Copyright Office. Except for title vehicles, vessels and other Collateral which may not be perfected through the filing of financing statements under the Uniform Commercial Code and except for equipment and inventory located on the premises of a third party with a value of (as to the Borrower and its Subsidiaries as a whole) less than $25,000 individually or $100,000 in the aggregate (or as otherwise consented to by the Agent), all such security interests have been or, upon the filing of the financing statements delivered on the Closing Date, will be fully perfected security interests, subject only to Permitted Liens.

(b) The provisions of the Pledge Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Lenders, a legal, valid and enforceable security interest in all of the collateral described therein; and the Pledged Collateral was delivered to the Collateral Agent or its nominee in accordance with the terms thereof. The Lien of the Pledge Agreement constitutes a perfected, second priority security interest in all right, title and interest of the Borrower or such Subsidiary, as the case may be, in the Collateral described therein, prior and superior to all other Liens and interests except for Permitted Liens.

(c) All representations and warranties of each Credit Party contained in the Collateral Documents are true and correct.

5.14. Regulated Entities. Neither the Borrower nor any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither the Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

5.15. No Burdensome Restrictions. Neither the Borrower nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

5.16.          Solvency.  Each  Credit  Party  is  Solvent.

5.17. Labor Relations. There are no strikes, lockouts or other labor disputes against the Borrower, any of its Subsidiaries, or, to the best of Borrower's knowledge, threatened against or affecting the Borrower, or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Borrower, or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against any of them before any Governmental Authority.

5.18. Copyrights, Patents, Trademarks and Licenses, etc. The Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

5.19. Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
5.19 hereto and neither the Borrower nor any Subsidiary has any equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.19.

5.20. Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

5.21. Subordination Provisions. The subordination provisions contained in all notes, debentures, agreements and other instruments entered into or issued in respect of the Subordinated Debt are enforceable against the issuer of the respective security and the holders thereof, and the Loans and all other
Obligations entitled to the benefits of any Loan Document are within the definitions of "Senior Indebtedness", or other comparable definition, included in such provisions.

5.22. Broker's Fees. Except as set forth in this Agreement or in the Fee Letter, neither the Borrower nor any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby.

5.23. Full Disclosure. None of the representations or warranties made by the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein (taken as a whole), in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

ARTICLE  VI

AFFIRMATIVE  COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Term Loan or other Obligation shall remain unpaid or unsatisfied unless the Majority Lenders waive compliance in writing:

6.01. Financial Statements. The Borrower shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Lenders, with sufficient copies for the Agent and each Lender:

(a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower's or any Subsidiary's records; and

(b) as soon as available, but not later than 45 days after the end of each of the first three Fiscal Quarters of each fiscal year, a copy of the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of operations, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and its Subsidiaries.

(c) as soon as available, but not later than 45 days after the end of each fiscal month, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and the related consolidated income statement and statement of cash flows for the period commencing on the first day and ending on the last day of such month, and certified by a Responsible Officer as fairly presenting, accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and its Subsidiaries.

6.02. Certificates; Other Information. The Borrower shall furnish to the Agent, with sufficient copies for each Lender:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b) promptly, copies of all financial statements and reports that the Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Borrower or any Subsidiary may make to, or file with, the SEC;

(c) as soon as available, but in any event not later than the 30th day after the end of each fiscal year, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, statement of operations and cash flow statement) of the Borrower and its Subsidiaries for the next fiscal year; and

(d) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Agent, at the request of any Lender, may from time to time request.

6.03.          Notices.  The  Borrower  shall promptly notify the Agent and each
Lender:
(a)          of  the  occurrence  of  any  Default  or  Event  of  Default;

(b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a material Contractual Obligation of the Borrower or any other Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension involving the Borrower or any other Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws; or (iv) any other Environmental Claims;

(c) of the occurrence of any of the following events affecting the Borrower or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event:

(i)          an  ERISA  Event;

(ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

(iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower or any ERISA Affiliate; or

(iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

(d) of any material change in accounting policies or financial reporting practices by the Borrower or any of its consolidated Subsidiaries;

(e) upon, but in no event later than 15 days after, any officer of the Borrower or any Subsidiary becoming aware of (i) any and all enforcement, investigation, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect, (ii) all other material Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower or any Subsidiary that could reasonably be anticipated to cause such property of the Borrower or such Subsidiary or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws; and

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under
Section 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

6.04. Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each Subsidiary to:

(a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

(b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in connection with transactions permitted by the B of A Credit Agreement;

(c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

(d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.05. Maintenance of Property. The Borrower shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof.

6.06. Insurance. The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be materially reduced by the Borrower in the absence of 30 days' prior written notice to the Agent. All casualty insurance maintained by the Borrower shall name the Agent as loss payee and all liability insurance shall name the Agent as additional insured for the benefit of the Lenders, as their interests may appear. Upon request of the Agent or any Lender, the Borrower shall furnish the Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer (and, if requested by the Agent, any insurance broker of the Borrower) setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

6.07. Payment of Obligations. The Borrower shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

(a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;

(b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property; and

(c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.08. Compliance with Laws. The Borrower shall comply, and shall cause and each other Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

6.09. Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification unless such Plan is terminated; and (c) make all required contributions to any Plan subject to
Section  412  of  the  Code.

6.10. Inspection of Property and Books and Records. The Borrower shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower shall permit, and shall cause each other Subsidiary to permit, representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice; provided, further, that neither the Agent nor any Lender shall conduct any environmental testing of any owned or leased facility of the Borrower or any Subsidiary without the prior written consent of the Borrower, which shall not unreasonably be withheld.

6.11.        Environmental  Laws.

(a) The Borrower shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all
Environmental Laws, the violation of which could reasonably be expected to result in liability to the Borrower and its Subsidiaries in excess of $3,000,000 in the aggregate (net of any payments under insurance policies or indemnity agreements which the Borrower or such Subsidiary reasonably expects to receive).

(b) Upon the written request of the Agent or any Lender, the Borrower shall submit and cause each of its Subsidiaries to submit, to the Agent with sufficient copies for each Lender, at the Borrower's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.03(e), that could, individually or in the aggregate, result in liability in excess of $3,000,000 (net of any payments under insurance policies or indemnity agreements which the Borrower or such Subsidiary reasonably expects to receive).

6.12. Use of Proceeds. Borrower shall use the proceeds of the Term Loans to pay fees and expenses incurred in connection with the transactions contemplated hereunder and to finance the Borrower's and its Subsidiaries working capital requirements and other general corporate purposes, in each case not in contravention of any Requirement of Law or of any Loan Document.

6.13. Solvency. The Borrower shall at all times be, and shall cause and each of its Subsidiaries to be, Solvent.

6.14.          Further  Assurances.

(a) The Borrower shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

(b) Promptly upon request by the Agent or the Majority Lenders, the Borrower shall (and shall cause any of its Subsidiaries to) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Lenders, as the case may be, may reasonably require from time to time in order
(i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject any of the properties, rights or interests covered by any of the Collateral Documents to the Liens created by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Collateral Agent and Lenders the rights granted or now or hereafter intended to be granted to the Collateral Agent and the Lenders under any Loan Document or under any other document executed in connection therewith.

6.15. Foreign Subsidiaries Security. If, following a change in the relevant sections of the Code, the regulations and rules promulgated thereunder and any rulings issued thereunder and at the request of the Agent or the Majority Lenders, counsel for the Borrower acceptable to the Agent and the Majority Lenders does not within 30 days after such request deliver evidence satisfactory to the Agent with respect to any Foreign Subsidiary which is a Wholly-Owned Subsidiary of the Borrower that (i) a pledge of 65% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty or (iii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement, in either case would cause the earnings of such Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary's United States parent or would otherwise violate a material applicable law, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Lenders pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), (ii) in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver a guaranty of the Obligations of the Borrower under the Loan Documents, and (iii) in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver a security agreement granting the Collateral Agent for the benefit of the Lenders a security interest in all of such Foreign Subsidiary's assets, in each case with all documents delivered pursuant to this Section 6.15 to be in form and substance satisfactory to the Agent and the Majority Lenders.

6.16. Repayment of Loans. The Borrower shall use the proceeds of the Stock Purchase Agreement to pay all outstanding principal on the Term Loans.

ARTICLE  VII

NEGATIVE  COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Lenders waive compliance in writing:

7.01. Loans and Investments. The Borrower shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower (together, "Investments"), except for:

(a)          Investments  existing  on the date hereof and described on Schedule
7.01;

(b) Investments held by the Borrower or Subsidiary in the form of Cash Equivalents;

(c) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business; and

(d) extensions of credit by the Borrower or any Subsidiary to the Borrower or any Subsidiary; provided, that (i) any such extension of credit shall be evidenced by a promissory note, in form and substance satisfactory to the Agent, and such promissory note shall be delivered to the Agent pursuant to the relevant Pledge Agreement; (ii) in the case of any loan or advance to any Credit Party, unless subject to an effective pledge pursuant to the immediately preceding clause, such loan or advance shall be subordinated to the indefeasible payment in full of such Credit Party's obligations pursuant to this Agreement and the other Loan Documents; and (iii) the aggregate outstanding principal balance of all extensions of credit to any Subsidiary which is not a Credit Party shall not at any time exceed $1,000,000.

7.02. Transactions with Affiliates. The Borrower shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Borrower, except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

7.03. Use of Proceeds. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

7.04.          Restricted  Payments.

(a) The Borrower shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except that:

(i) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock;

(ii) the Borrower or any Wholly-Owned Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

(iii) any Wholly-Owned Subsidiary may declare and make dividend payments or other distributions to the Borrower or a Wholly-Owned Subsidiary of the Borrower; and

(iv) the Borrower may (A) declare and make dividend payments in an aggregate amount not to exceed $1,139,841 to the holders of its Series B Preferred Stock and (B) exchange its Series B Preferred Stock for its Series B-1 Preferred Stock pursuant to the Series B Exchange Agreement.

(b) The Borrower shall not, and shall not permit any Subsidiary to, make (or give any notice in respect of) any voluntary or optional payment or prepayment on, or redemption or acquisition for value of, any Indebtedness for borrowed money incurred or permitted to exist under this Agreement, other than Indebtedness evidenced by the Notes or Indebtedness under the B of A Credit Agreement.

7.05. ERISA. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, (i) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Majority Lenders) liability to the Borrower or any ERISA Affiliate, (ii) permit to exist any ERISA
     Event or any other event or condition, which presents the risk of a material (in the opinion of the Majority Lenders) liability to the Borrower or any ERISA Affiliate, (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Majority Lenders) liability to the Borrower or any ERISA Affiliate or, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Majority Lenders) liability to the Borrower or any ERISA Affiliate.

7.06. Change in Business. The Borrower shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof.

7.07. Subordinated Debt. The Borrower will not modify, supplement or amend any note, debenture, agreement, indenture or any other instrument (other than the amendment of the Indentures relating to the Subordinated Debt which would cure events of default relating to the financial covenants set forth therein and other modifications necessary to permit the transactions contemplated hereby and under the Stock Purchase Agreement) entered into or issued in respect of the Subordinated Debt without the prior written consent of the Majority Lenders.

ARTICLE  VIII

EVENTS  OF  DEFAULT

8.01. Event of Default. Any of the following shall constitute an "Event of Default":

(a) Non-Payment. Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within fifteen
(15) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

(b) Representation or Warranty. Any representation or warranty by any Credit Party made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by such Credit Party, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

(c) Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02, 6.03, 6.09, 6.16 or in Article VII and such failure shall continue unremedied for a period of 30 days ; or

(d) Other Defaults. Any Credit Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 60 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Agent or any Lender; or

(e) Cross-Acceleration. Any Indebtedness, including but not limited to the B of A Credit Agreement, having an aggregate principal amount of more than $5 million then outstanding is declared to be due and payable prior to its stated maturity;

(f) Insolvency; Voluntary Proceedings. The Borrower or any of its Subsidiaries (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any of its Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's or any of its Subsidiaries' properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or
(h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2.5 million;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $2.5 million; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2.5 million; or

(i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10 million or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 60 days after the entry thereof; or

(j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Borrower or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(k)          Collateral.

(i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the applicable Credit
Party or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or
(ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof or as a result of the failure of the Collateral Agent to file appropriate continuation statements) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and second priority security interest in any material portion of such Collateral, subject only to Permitted Liens; or

(l)          Change  of  Control.  There  occurs  any  Change  of  Control;  or

(m) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Guaranty or the Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at clauses (f) or (g) of this Section occurs with respect to such Guarantor;

(n) Invalidity of Subordination Provisions. The subordination provisions of any agreement or instrument governing any Subordinated Debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Loans and the other Obligations hereunder entitled to receive the benefits of any Loan Document is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions; or

(o) Failure to Close Stock Purchase Agreement. The Borrower fails for any reason to consummate the purchase by the Lenders of the securities as contemplated by the Stock Purchase Agreement on or prior to July 15, 2001.

8.02. Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Lenders:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;
provided, however, that upon the occurrence of any event specified in Sections 8.01(f) or (g) (in the case of clause (i) of Section 8.01 (g) upon the expiration of the 60-day period mentioned therein), the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Lender.

8.03. Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE  IX

THE  AGENT

9.01. Appointment and Authorization; "Agent". Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Agent (including, without limitation, in its capacity as Collateral Agent) to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

9.02. Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

9.03. Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

9.04.          Reliance  by  Agent.

(a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

9.05. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.06. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, the value or and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and its Subsidiaries hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

9.07. Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any reasonable costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

9.08. Agent in Individual Capacity. Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Agent were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Agent or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent.

9.09. Successor Agent. The Agent may, and at the request of the Majority Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders subject, so long as no Event of Default has occurred and is then continuing, to the consent of the Borrower which shall not be unreasonably withheld or delayed. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

9.10.          Withholding  Tax

(a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent and to Borrower, to deliver to the Agent and to Borrower:

(i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

(iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.
Such Lender agrees to promptly notify the Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

(c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by clause
(a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

(e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Agent.

9.11.          Collateral  Matters

(a) The Collateral Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

(b) The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting property in which the Borrower or any Subsidiary of the Borrower owned no interest at the time the Lien was granted or at any time thereafter; (iii) constituting property leased to the Borrower or any Subsidiary of the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (iv) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (v) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in Section 10.01 hereof. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 9.11.

ARTICLE  X

MISCELLANEOUS

10.01. Amendments and Waivers. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority
Lenders) and the Borrower and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:

(i) increase or extend the Commitment of any Lender without the written consent of such Lender;

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or reimbursement, indemnity or other amounts due to any Lenders (or any of them) hereunder or under any other Loan Document;

(iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

(v) discharge all or substantially all of the Guarantors, or release all or substantially all of the Collateral, except as otherwise may be provided in the Collateral Documents or except where the consent of the Majority Lenders only is specifically provided for; or

(vi) amend this Section or any provision herein providing for consent or other action by all Lenders;
and, provided further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Issuing Lender under this Agreement, (B) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (C) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

10.02.          Notices.

(a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on
Schedule 10.02; or, as directed to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent.

(b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.

(c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

10.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.04.          Costs  and  Expenses.  The  Borrower  shall:

(a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Agent (including in its capacity as Agent) within five Business Days after demand for all costs and expenses incurred by Agent (including in its capacity as Agent) in connection with the development, preparation, delivery, syndication, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Agent (including in its capacity as Agent) with respect thereto;

(b) pay or reimburse the Agent and each Lender within five Business Days after demand for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

(c) pay or reimburse Agent (including in its capacity as Agent) within five Business Days after demand for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, field exam, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by Agent (including in its capacity as Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

10.05. Borrower Indemnification. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify, defend and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of the Borrower entering into this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

10.06. Payments Set Aside. To the extent that the Borrower makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then
(a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

10.07. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

10.08.          Assignments,  Participations,  etc.

(a) Any Lender may, at any time assign and delegate to an Affiliate of such Lender (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, and the other rights and obligations of such Lender hereunder, provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been provided to Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit C ("Assignment and Acceptance") together with any Note or Notes subject to such assignment.

(b) From and after the date that the Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

(c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance, the Borrower shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and, if the assignor Lender has retained a portion of its Loans, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's execution and proper delivery of the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee.

10.09. Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower or any Subsidiary, or by the Agent on the Borrower's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or
(ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process, in which event, to the extent permitted by applicable laws, such Lender agrees to use reasonable commercial efforts to promptly notify the Borrower of its receipt of any such subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to an Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

10.10. Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to Borrower any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of any Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.11. Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

10.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

10.13. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

10.14. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Agent, the Arranger and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

10.15.          Governing  Law  and  Jurisdiction.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS); PROVIDED THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER'S, THE AGENT'S AND THE LENDER'S CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

10.16. Waiver of Jury Trial. THE BORROWER, THE LENDERS AND THE AGENT WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION

BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

10.17. Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

10.18. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Agent, the Borrower and each of the Lenders shall have signed a counterpart of this Agreement (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Address (or to Agent's counsel as directed by such counsel) or, in the case of the Lenders, shall have given to Agent or telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office or the office of Agent's counsel that the same has been signed and mailed to it. Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.
                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


     ABC-NACO  INC.
     By:
     Title:



     ING  FURMAN  SELZ  INVESTORS  III  LP,  as  Agent  and  as  a  Lender
     By:
     Title:



     ING  BARINGS  U.S.  LEVERAGED  EQUITY  PLAN  LLC,  as  a  Lender
     By:
     Title:



     ING  BARINGS  GLOBAL  LEVERAGED  EQUITY  PLAN  LTD,  as  a  Lender
     By:
     Title:



     FURMAN  SELZ  INVESTORS  II  LP,  as  a  Lender
     By:
     Title:



     FS  EMPLOYEE  INVESTORS  LLC,  as  a  Lender
     By:
     Title:



     FS  PARALLEL  FUND  LP,  as  a  Lender
     By:
     Title: